UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Southern Michigan Bancorp, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49722 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, MI (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number, including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          Southern Michigan Bancorp, Inc.'s (the "Company") annual meeting of shareholders was held on May 10, 2012. At that meeting, the shareholders voted on two proposals and cast their votes as described below.

Proposal 1

          Four nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
	For	Withheld	Non-Votes
Gregory J. Hull	1,305,776	165,688	405,968
Thomas E. Kolassa	1,306,982	164,482	405,968
Donald J. Labrecque	1,304,776	166,688	405,968
Thomas D. Meyer	1,304,776	166,688	405,968
Freeman E. Riddle	1,312,284	159,180	405,968

Proposal 2

          Proposal 2 was a proposal to ratify the appointment of CliftonLarsenAllen LLP as independent registered public accounting firm for the year ending December 31, 2012, as described in the proxy statement. This proposal was approved.

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,710,231	6,501	160,700	-

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2012	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer